Exhibit 99
FOR IMMEDIATE RELEASE

Contact:	Investor Relations Department
(954) 883-1000
investor.relations@applicamail.com
Applica Announces Early Termination of Hart-Scott-Rodino
Waiting Period In Connection With Harbinger Merger
     Miramar, Florida (November 15, 2006) — Applica Incorporated (NYSE: APN) today announced that the Federal Trade Commission, on behalf of itself and the Antitrust Division of the Department of Justice, granted early termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the merger with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) under which Harbinger Capital Partners will acquire all outstanding shares of Applica that it does not currently own for $6 per share in cash.
     The completion of the merger transaction remains subject to the receipt of shareholder approval, as well as satisfaction of other customary closing conditions.
     Applica Incorporated and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products, pet care products and personal care products. Applica markets products under licensed brand names, such as Black & Decker®, its own brand names, such as Windmere®, LitterMaid®, Belson® and Applica®, and other private-label brand names. Applica’s customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Latin America and the Caribbean. Additional information regarding Applica is available at www.applicainc.com.
     The statements contained in this news release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Applica undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation:
•	the ability to obtain governmental approvals of the merger with the affiliates of Harbinger Capital Partners on the proposed terms and schedule;

•	the failure to obtain approval of the merger from Applica shareholders;

•	disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	the uncertainty as to the outcome of the pending litigation with NACCO Industries, Inc. and the impact of the pending litigation on the proposed merger with the affiliates of Harbinger Capital Partners;

•	the potential for significant damages and expenses due to the pending litigation with NACCO Industries, Inc.;

•	the potential for the delay or prevention of the proposed merger with Harbinger Capital Partners;

•	the incurrence of a significant amount of costs, fees, expenses and charges related to the merger; and

•	other risks and uncertainties detailed from time to time in Applica’s Securities and Exchange Commission (“SEC”) filings.
     In connection with the proposed transaction with Harbinger, Applica has filed a preliminary proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APPLICA, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement will be mailed to Applica shareholders.
     Investors and security holders may obtain free copies of these documents as they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica Incorporated’s website at www.applicainc.com.
     Applica Incorporated and its directors, executive officers and certain other members of Applica management may be deemed to be participants in the solicitation of proxies from Applica shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the definitive proxy statement to be filed with the SEC. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement and annual report on Form 10-K, which are available on Applica’s website and at www.sec.gov.